UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2006

Xybernaut Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21013	54-1799851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5175 Parkstone Drive, Suite 130, Chantilly, Virginia		20151
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-0480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2005, the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court") entered an order (the "LC Fund Order") which authorized Xybernaut Corporation (the "Company"), Xybernaut Solutions, Inc. (together with the Company, the "Debtors") and LC Capital Master Fund, Ltd. ("LC Fund") to enter into a debtor-in-possession credit facility ("LC Fund DIP Credit Facility"). On March 7, 2006, the Debtors and LC Fund executed a stipulation and order approving certain amended terms of the LC DIP Credit Facility, and the Debtors filed a motion asking the Bankruptcy Court to enter such stipulation and order. On March 23, 2006, the Bankruptcy Court entered an interim order (the "Interim Order") authorizing the Debtors and East River Capital LLC ("ERC") to enter into a debtor-in-possession credit facility ("ERC DIP Credit Facility"). On March 24, 2006, the Debtors filed with the Bankruptcy Court a complaint and motion for expedited injunctive and declaratory relief against LC Fund alleging that LC Fund breached its obligations under the LC Fund DIP Credit Facility, allegations which LC Fund advised the Debtors that it vigorously disputed. On March 30, 2006, LC Fund filed a notice with the Bankruptcy Court appealing the Interim Order.

As previously disclosed in Item 1.01 of Form 8-K filed April 6, 2006, the Debtors entered into a settlement agreement (the "Settlement Agreement") with LC Fund, the Official Committee of Equity Security Holders and the Official Committee of Unsecured Creditors ("Creditors’ Committee") and filed a motion seeking Bankruptcy Court approval of the Settlement Agreement. On April 6, 2006, ERC filed a response to the Debtors’ motion to approve the Settlement Agreement taking the position that the Settlement Agreement is inconsistent with the protections granted to ERC in the Interim Order and the ERC DIP Credit Facility. On April 7, 2006, the Bankruptcy Court entered an order (the "Settlement Order") approving the Settlement Agreement with certain modifications.

Pursuant to the Settlement Order, the Debtors will pay $300,000 to LC Fund (the "Settlement Payment") promptly upon entry of the Settlement Order and an order modifying the Interim Order, rather than as provided in the Settlement Agreement. The Settlement Agreement called for payment upon the earlier of April 26, 2006, or the second business day after the final approval by the Bankruptcy Court of the ERC DIP Credit Facility.

Pursuant to the Settlement Agreement, the Debtors will pay to LC Fund 2.5% of all gross sale proceeds from the sale of the Debtors’ assets or their business, in whole or in part, in excess of $5 million and up to $10 million, and 3.5% of any gross sale proceeds in excess of $10 million (the "Senior Secured Sale Proceeds Interest"). The Settlement Order provides that the lien in favor of LC Fund (i) will be limited to the extent provided in the Settlement Agreement until all obligations to ERC under the ERC DIP Credit Facility have been fully satisfied, (ii) will be subordinate to the lien granted to ERC under the ERC DIP Credit Facility until the gross proceeds from the sale of the Debtors’ assets are equal to $5 million, (iii) after the aggregate gross proceeds of sale exceed $5 million, will be pari passu with the ERC DIP Credit Facility liens in the ratio of 2.5% for LC Fund and 97.5% for ERC (or 3.5% and 96.5%, respectively, after aggregate gross sale proceeds exceed $10 million) until full payment of ERC under the ERC DIP Credit Facility and, thereafter (iv) will be an unsubordinated senior lien. This supersedes the disclosure in the third sentence of the fourth paragraph of Item 1.01 of Form 8-K filed April 6, 2006.

The Settlement Order provides that upon its receipt of the Settlement Payment, other than as set forth in the Settlement Order and notwithstanding the terms of the Settlement Agreement, LC Fund will have no further rights or obligations under the LC Fund Order and the LC Fund DIP Credit Facility, including, but not limited to, the right to receive warrants or a 15% sale premium and the LC Fund Order and the LC Fund DIP Credit Facility will be terminated.

Pursuant to the Settlement Order, the Interim Order is to be amended to increase the amount of borrowing available to the Debtors under the ERC DIP Credit Facility by $500,000 to provide funding for the $300,000 Settlement Payment and to provide an additional $200,000 for the lender escrow under the Interim Order. This additional funding does not change the amount of the ERC DIP Credit Facility which is $2.6 million, $1.9 million of which has been received, $500,000 of which will be funded as described in the previous sentence and the remaining $200,000 of which is conditioned upon entry of a final order. ERC has agreed to fund the additional $500,000 but has reserved its right to argue that conditions to lending under the ERC DIP Credit Facility have not been satisfied, including that the Debtors have no further obligations to LC Fund under the LC Fund DIP Credit Facility. Before the Debtors can receive any financing in addition to the $2.6 million, the Debtors must also achieve the milestone agreed upon with the counsel to the Creditors’ Committee relating to receipt of a sale offer. The total funding is subject to an increase up to $3.2 million upon written mutual agreement of ERC and the Debtors, with the consent of the Creditors’ Committee.

As previously disclosed in Item 1.01 of Form 8-K filed March 29, 2006, the Bankruptcy Court entered an Interim Order approving the ERC DIP Credit Facility. Pursuant to the Settlement Order described above, the Debtors filed an order modifying the Interim Order ("Proposed Modified Interim Order") with the Bankruptcy Court on April 12, 2006 for approval, which modification is effective, nunc pro tunc, to March 23, 2006.

Pursuant to the Proposed Modified Interim Order, the amount of the interim funding under the ERC DIP Credit Facility is increased from $1.9 million to $2.4 million. The additional $500,000 will be used (i) to pay LC Fund the Settlement Payment under the Settlement Order and (ii) to immediately increase the lender escrow from $400,000 to $600,000. The lender escrow will not be increased again on entry of a final order approving the ERC DIP Credit Facility.

The Proposed Modified Interim Order provides that upon receipt of the Settlement Payment, other than as set forth in the Settlement Order, LC Fund will have no further rights under the LC Fund Order and the LC Fund DIP Credit Facility, including, but not limited to, the right to receive warrants or a 15% sale premium.

The Interim Order provided that ERC would have a first priority lien on all assets which would include intellectual property, accounts receivable, inventory, equipment, general intangibles, contract rights, documents, instruments, chattel paper and deposit accounts other than (a) those liens and encumbrances not exceeding $100,000 in the aggregate and listed on an exhibit to the Security Agreement and (b) a shared lien pari passu with LC Fund in the ratio of 15% to secure any remaining secured obligations to LC Fund under the LC Fund DIP Credit Facility and 85% to secure obligations to ERC. Pursuant to the Proposed Modified Interim Order, the liens in favor of LC Fund (i) will be limited to the extent provided in the Settlement Agreement until all obligations to ERC under the ERC DIP Credit Facility have been fully satisfied, (ii) will be subordinate to the lien granted to ERC in the Proposed Modified Interim Order until the gross proceeds from the sale of the Debtors’ assets are equal to $5 million, (iii) after the aggregate gross proceeds of sale exceed $5 million, will be pari passu with the ERC DIP Credit Facility liens in the ratio of 2.5% for LC Fund and 97.5% for ERC (or 3.5% and 96.5%, respectively, after aggregate gross sale proceeds exceed $10 million) until full payment of ERC under the ERC DIP Credit Facility and, thereafter (iv) will be an unsubordinated senior lien.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xybernaut Corporation

April 13, 2006	By:	/s/ Perry L. Nolen

Name: Perry L. Nolen
Title: President and Chief Executive Officer